                                                                   EXHIBIT 10.15

                                      LEASE

                                     Between

                                 SOVEREIGN BANK

                                       and

                             WORLD ENERGY SOLUTIONS

                                 446 Main Street
                               Worcester, MA 01608

                                      LEASE

     Lease dated September 8, 2004, between SOVEREIGN BANK, A federal savings bank, having an address 1130 Berkshire Boulevard, Wyomissing, PA 19610 (hereinafter referred to as "Landlord") and WORLD ENERGY SOLUTIONS, a Delaware corporation having an address at 446 Main Street, Worcester, MA 01608 (hereinafter collectively referred to as "Tenant").

     Landlord and Tenant agree with each other as follows:

ARTICLE 1 - THE PREMISES

     446 Main Street, Worcester, Massachusetts, is referred to as the "Building". The land and easements appurtenant to the land are described on Exhibit "A" annexed to this Lease and made a part of it. The land and its appurtenances and the Building are referred to as the "Property".

     Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, an area deemed to be 5,104 rentable square feet (which includes a common area factor) on the 14th floor of the Building corresponding to the hatched area depicted on Exhibit "A-1," attached hereto. The premises leased is referred to as the "Demised Premises" or the "Premises".

ARTICLE 2 - TERM

     This Lease shall be for a term of five (5) years commencing on the "Commencement Date," which shall be the date which is the first day of the calendar month after the date on which the "Landlord's Work" required to be done by Landlord and referenced on Exhibit "D" attached hereto, is "Substantially Complete" and the Premises are delivered to Tenant, and "Substantially Complete" shall be evidenced by a certificate of occupancy for the Landlord's Work and a joint walk-through to develop a punch list. Landlord shall perform, at Landlord's sole cost and expense, the Landlord's Work described in Exhibit D. Landlord shall endeavor to have the Landlord's Work completed and the Premises delivered on or before November 1, 2004. In the event that Landlord has not Substantially Completed the Premises on or before December 30, 2004 ("Outside Date"), then Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the Outside Date but prior to the date that Landlord actually Substantially Completes the Premises, and Tenant shall receive a return of any security deposit paid to Landlord.

     Tenant shall have the right to access the Premises prior to the Commencement Date, provided that Tenant shall have provided Landlord with a certificate of insurance in accordance with the terms of this Lease prior to such access.

     The Expiration Date shall be five years after the Commencement Date. The period commencing with the Commencement Date and ending with the Expiration Date is referred to as the "Term". The parties shall, by written confirmation, establish the Commencement Date and the Expiration Date after delivery of the Premises to Tenant.

ARTICLE 3 - BASE RENT

     Section 3.1 Base Rent

     Tenant shall pay Landlord as Base Rent for each year during the Term payable in equal monthly installments on the first day of each month in advance, without set off or demand:

Lease Year 1   $ 76,560.00 annually   $6,380.00 monthly
           2     89,320.00             7,443.33
           3     96,976.00             8,081.33
           4     96,976.00             8,081.33
           5    100,804.00             8,400.33

     (a) If the Commencement Date is not the first day of a month, the installment of Base Rent for the initial partial month shall be equitably prorated and shall be due in advance.

     (b) Tenant shall also pay all sales taxes and all other governmental fees, charges or taxes on the Base Rent. All payments required under this Lease, other than Base Rent, shall be deemed "Additional Rent."

ARTICLE 4 - ADDITIONAL RENT - OPERATING EXPENSES AND TAXES

     Section 4.1 Operating Expenses

     (a) Commencing January 1, 2006, Tenant shall pay Landlord as Additional Rent throughout the Term 2.09% ("Tenant's Share") of the amount by which annual Total Operating Expenses (as defined below) incurred by Landlord during each calendar year exceed Total Operating Expenses for calendar Base Year 2005 ("Base Operating Expenses"). Tenant's Share is equal to the proportion that the rentable square foot area of the Premises bears to the total usable square foot office area of the Building, deemed to be 244,072 square feet.

     (b) Tenant's Share of annual Operating Expenses shall be paid in monthly installments on the first day of each month, in advance, in an amount estimated by Landlord and subject to adjustment from time to time. Subsequent to the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's share of Total Operating Expenses for the period. If the total amount paid by Tenant for any year shall be less than the actual amount due from Tenant as shown on the statement, Tenant shall pay Landlord the deficiency within ten (10) days after the furnishing of such statement. If the total amount paid by Tenant shall exceed the actual amount due from Tenant for such year, the excess shall be credited against the next installment due from Tenant under this section, or, if it shall be for the last calendar year of the term, then, the excess shall be returned with Landlord's statement for such calendar year.

     Should the Term commence or end on a day other than the first day of a calendar year, then the Operating Expense charge for the partial year shall be equitably prorated.

     "Total Operating Expenses" shall mean all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the repair, maintenance and operation of the Property and the curbs, sidewalks and plazas adjoining the same, adjusted as if the Building were "Fully Occupied" (as hereinafter defined), including, but not limited to:

          (i) salaries, wages, medical, surgical, union and general welfare benefits (including group life insurance) and pension payments for employees of Landlord and Landlord's management company engaged in the repair, operation and maintenance of the Property;

          (ii) payroll taxes, workmen's compensation, uniforms and related expenses for employees of Landlord and Landlord's management company;

          (iii) the cost of all charges for gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, water, sewer and other utilities furnished to the Property (including the common areas and leased areas), together with any taxes on the same;

          (iv) the cost of painting and redecorating (other than in leased areas);

          (v) the cost of all charges for insurance including rent, casualty, liability and fidelity insurance;

          (vi) the cost and/or rentals of all supplies (including cleaning supplies), tools, materials and equipment, and sales and other taxes thereon;

          (vii) cost or depreciation of hand tools and other movable equipment;

          (viii) the cost of all charges for window and other cleaning and janitorial and security services;

          (ix) charges of independent contractors;

          (x) repairs and replacements made by Landlord at its expense, however, to the extent any replacements are capital, such replacements shall be treated under subsection (xi) or (xiii) below, as applicable;

          (xi) alterations and improvements to the Property, including any capital improvements, made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies and if capital improvements, amortization over the useful life of the improvement thereon with interest imputed at the annual rate of ten percent (10%);

          (xii) management fees or, if no managing agent is employed by Landlord, a sum equal to five percent (5%) of the gross income of the Property;

          (xiii) the cost of any capital improvements to the Property and/or of any machinery or equipment installed on the Property which has the effect of reducing the expenses which otherwise would be included in Operating Expenses amortized over the useful life of the improvements with interest thereon imputed at the annual rate of ten percent (10%), but such cost allocated to Tenant shall not be in excess of the actual cost savings to the Operating Expenses;

          (xiv) reasonable legal, accounting and other professional fees incurred except legal fees incurred in writing leases for other tenants; and

          (xv) all other charges properly allocable to the repair, operation and/or maintenance of the Property in accordance with generally accepted accounting principles.

     If following the calendar year in which Base Operating Expenses are computed the Landlord is not furnishing any particular work or service (the cost of which if performed by the Landlord, would constitute an Operating Expense) to any portion of the Property for any reason whatsoever (other than capital expenditures incurred in the Base Year), then the Operating Expenses for such period shall be increased by an amount equal to the additional cost which would have been incurred by Landlord had Landlord furnished such work or service. Fully Occupied shall mean occupancy of one hundred (100%) percent of the rentable square footage of office space in the Building.

     Section 4.2 Taxes

     Tenant shall pay Landlord as Additional Rent throughout the Term 2.09% ("Tenant's Share") of the amount by which total Taxes levied for each tax year exceed Base Taxes. Base Taxes shall mean Taxes payable by Landlord with respect to the Property for the tax year in which the Commencement Date occurs.

     Landlord shall estimate the tax charge and bill the same to the Tenant on a monthly basis subject to revision from time to time. If the total amount paid by Tenant for any tax year shall be less than the actual amount due from Tenant as shown on such statement, Tenant shall pay Landlord the deficiency within ten
(10) days after the furnishing of such statement. If the total amount paid by Tenant shall exceed such actual amount due from Tenant the excess shall be credited against the next installment due from Tenant under this section.

     Should the Term commence or end on a day other than the first day of a tax year, then the Tax charge for the partial year shall be equitably prorated.

     Taxes, as used herein, shall include present real estate taxes payable on the Property, any tax substituted in lieu thereof or in addition thereto, including any tax measured by rental income received by Landlord, but excluding Federal income taxes.

ARTICLE 5 - USE

     Section 5.1 Use of the Premises

     Tenant shall use and occupy the Premises for general office purposes only and for no other purpose. Tenant shall abide by and not violate any of the Rules and Regulations set forth in Exhibit "C", as they may be amended from time to time.

     Tenant shall comply with all requirements of, and obtain all necessary permits and licenses required by, laws or governmental authorities and requirements of insurance carriers to operate its particular business in the Premises; permits, licenses and requirements applicable to the Building and Property generally shall be the responsibility of Landlord.

     Tenant shall have access to the Building 24 hours per day, 7 days per week with the use of a security access card system.

     Section 5.2 Proper Care

     Tenant shall take good care of the Premises and shall not commit waste in the Premises. Tenant, at its expense, shall promptly make all repairs in and about the Premises, other than to Building systems or structural elements, which shall be the responsibility of Landlord.

     Section 5.3 Interference

     Business machines and mechanical equipment belonging to Tenant shall be placed and maintained, at Tenant's expense, in special settings to eliminate any noise or vibrations they may cause. In the event Tenant's machines or equipment cause any interference whatsoever with the normal operation of the Building or other occupants, they shall be removed from the Premises.

     Section 5.4 Permitted Loads

     The maximum allowable load on any portion of the floor of the Premises is 40 pounds per square foot with an allowance of 20 pounds per square foot for partitions. No excess load will be allowed except with Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. If Landlord gives consent to a greater load which requires modification to the Building, Landlord shall perform the same and Tenant shall pay Landlord all costs for such modifications.

     Section 5.5 Additional Electricity and Cost

     Tenant's use of electricity in the Premises shall not exceed 5 watts per useable square foot of space in the Demised Premises total connected load, including lighting, per useable square foot of space in the Demised Premises. Tenant shall not, without Landlord's prior written consent, connect any appliance, apparatus or device to the Building's electric system which will in any way change or alter the capacity of the electric system serving the Premises. Landlord shall have the right to perform surveys of Tenant's electrical use and adjust electrical charges to Tenant if Tenant exceeds the use of 5 watts per useable square foot. Tenant shall pay such charges within ten
(10) days after demand therefore. Should Landlord grant such consent, all appliances, apparatus or devices required therefore and for the measurement thereof shall be provided by Landlord and the cost shall be paid by Tenant. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Base Rent to an amount which will reflect the cost of the additional service to be furnished by Landlord.

     The parties shall execute a supplementary agreement to reflect the increase, which Agreement shall be effective from the date the additional service is made available to Tenant. The increase shall be effective whether or not such supplementary agreement is executed.

ARTICLE 6 - CONDITION OF THE PREMISES AND TENANT IMPROVEMENTS

     Section 6.1 Condition of the Premises

     Tenant accepts the Demised Premises "As Is" as of the Commencement Date, subject to punch list items remaining as part of Landlord's Work.

     Section 6.2 When Demised Premises Ready for Occupancy

     Landlord shall deliver the Demised Premises to Tenant upon substantial completion of the Landlord's Work, as described in Article 2.

     Section 6.3 Tenant Plans

     If, at any time after completion of the Landlord's Work, Tenant desires to make nonstructural improvements to the Premises ("Tenant Improvements"), Tenant, at Tenant's expense, shall have plans and specifications necessary for the finishing of the Premises and related improvements prepared by an architect or engineer licensed to practice in Massachusetts. The plans and specifications shall be submitted to the Landlord for Landlord's approval, which approval shall not be unreasonably withheld. Landlord's approval shall not constitute a representation that the plans meet the requirements of law or governmental authorities having jurisdiction. Tenant shall pay Landlord's cost to review such plans within ten (10) days of a demand therefore. Tenant, at Tenant's expense, shall file all plans. Prior to commencing any construction, Tenant shall obtain builders risk insurance with a company and in an amount satisfactory to Landlord and supply Landlord with a certificate of such coverage, naming Landlord as additional insured. All construction shall be done in accordance with the approved plans and specifications and Building rules. Within thirty (30) days following completion of Tenant Improvements, Tenant shall submit to Landlord "as built" plans of Tenant's Improvements. Tenant shall file all statements required by the City of Worcester relative to certified costs of any construction performed in the Demised Premises within thirty (30) days after completion of such work.

     Section 6.4 Modifications

     Tenant shall not make any structural or other modifications without obtaining Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

     Section 6.5 Use of Landlord's Services and Equipment

     In the event Tenant, its servants, agents and independent contractors shall utilize any services of Landlord's personnel or shall utilize any equipment, machinery or other items which are the property of Landlord, Tenant shall pay Landlord Landlord's standard charges for such services or equipment and machinery use on demand.

ARTICLE 7 - SUBORDINATION AND ATTORNMENT

     Section 7.1 Subordination

     At Landlord's election, this Lease shall be subordinate or superior to the lien of any present or future mortgage ("Superior Mortgage") or master lease ("Superior Lease") irrespective of the time of execution or recording of the mortgage or master lease. If, from time to time, Landlord shall elect that this Lease be subordinate to the lien of any mortgage or master lease, Landlord may exercise the election by giving notice to Tenant but such election shall be binding upon Tenant only if Tenant receives a commercially reasonable nondisturbance agreement from the Mortgagee. However, from time to time thereafter, Landlord may elect that this Lease be paramount to the lien of a mortgage, and may exercise its election by giving notice to Tenant. The exercise of any of the elections provided in this Section shall not exhaust Landlord's right to elect differently thereafter, from time to time. At the election of Landlord, this clause shall be self-operative and no further instrument shall be required. Upon Landlord's request, from time to time, Tenant shall:

     (a) confirm in writing and in recordable form that this Lease is subordinate or paramount (as Landlord may elect) to the lien of any mortgage or master lease; and/or

     (b) execute an instrument making this Lease subordinate or paramount (as Landlord may elect) to the lien of any mortgage or master lease, in such form as may be required by any applicable mortgagee or master lessor.

     Section 7.2 Attornment

     Tenant shall attorn to any transferee, assignee or purchaser of Landlord's interest in the property and recognize such party as Landlord under this Lease ("Successor Landlord").

     Upon such attornment this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that Successor Landlord shall not:

     (a) be liable for any previous act or omission of Landlord under this Lease;

     (b) be subject to any offset not expressly provided for in this Lease which shall have accrued to Tenant against Landlord; or

     (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Base Rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the master lease or the holder of the mortgage.

     Section 7.3 Notice to Mortgagee and Right to Cure

     If any act or omission of Landlord would give Tenant the right to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise such right until:

     (a) it has given written notice of such act or omission to Landlord and the holder of any mortgage of the Building ("Superior Mortgagee") and the holder of any master lease to which this Lease is subject ("Superior Lessor"), whose name and address shall previously have been furnished to Tenant; and

     (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled to remedy the same, provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

ARTICLE 8 - ASSIGNMENT, SUBLETTING, PLEDGING OR ENCUMBERING OF LEASE

     Section 8.1 Assignment, Subletting, Pledging or Encumbering

     Tenant shall not assign or sublet this Lease in any manner without Landlord's consent, which consent shall not be unreasonably withheld. In determining whether to grant such consent, Landlord may consider, inter alia,
(i) the creditworthiness and liquidity of Tenant and the proposed assignee or subtenant; (ii) the character and business reputation of the proposed assignee or subtenant; (iii) the use of the Premises by the proposed assignee or subtenant; (iv) whether its mortgagee(s) has consented to the transaction; and such other criteria as may be necessary to be reviewed under the circumstances. In no event shall Tenant pledge or encumber its interest in this Lease.

     Notwithstanding anything to the contrary contained in this Lease, Tenant may, without Landlord's prior written consent, but upon notice to Landlord, sublet all of the Premises or assign Tenant's interest in this Lease to: (i) a subsidiary, affiliate, parent or other entity to Tenant which controls, is controlled by, or is under common control with, Tenant; (ii) a successor entity to Tenant resulting from merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of all or any significant portion of Tenant's stock or assets. Assignment or subletting of less than all of the Premises is prohibited.

     Section 8.2 Landlord's Consent

     Any consent by Landlord to assignment, subletting, pledging or encumbering of Tenant's Lease shall not relieve Tenant of its obligations under the Lease. As a condition to such consent, Landlord may require that all consideration received by the transferor in excess of the Base Rent and Additional Rent payable under this Lease be paid to Landlord. Any consent by Landlord in a particular instance shall not be deemed to be a waiver of the obligation to obtain Landlord's approval in the case of any other assignment or subletting. Any attempted assignment, subletting, pledging or encumbering of Tenant's interest in this Lease without Landlord's prior written consent shall be null and void and constitute a default under the Lease.

     Section 8.3 Recapture

     If Tenant wishes to assign this Lease or to sublease all of the Premises, Tenant shall give Landlord written notice of such intention, which notice shall include the terms and conditions upon which Tenant proposes to assign or sublease the Premises. Landlord shall have the right, exercisable by notice delivered to Tenant within the ten (10) days after Tenant's notice of intention, to terminate this Lease. If Landlord elects to terminate this Lease, the termination shall become effective thirty (30) days after the date the termination notice is forwarded to Tenant. Upon such termination, all of the liabilities of the parties each to the other shall cease and terminate except as to covenants of Tenant which survive the termination of this Lease; provided, however, that Tenant may nullify such termination by withdrawing, in writing, its notice of intention to assign or sublet by notice to Landlord given prior to the expiration of the thirty (30) day period.

ARTICLE 9 - INSURANCE

     Section 9.1 Casualty Insurance

     Tenant shall at all times during the Term at its own expense, keep any improvements installed by Tenant ("Tenant Improvements") and Tenant's Property insured on an "all risk" basis in an amount equal to not less than one hundred percent (100%) of the full replacement cost of such Tenant Improvements. In addition to insurance against loss by fire, windstorm and other perils, Tenant agrees to provide all other types of insurance as may be reasonably required by Landlord. All policies shall be carried in companies licensed to do business in Massachusetts and otherwise reasonably satisfactory to Landlord. Copies of all policies of insurance or certificates therefor shall be delivered to Landlord and shall contain a provision that the policy shall not be changed or cancelled without thirty (30) days' prior written notice to Landlord.

     Section 9.2 Use of Insurance Money to Repair

     In the event of any damage or destruction to the Premises at any time during the Term, Tenant shall promptly repair or rebuild the Tenant Improvements in conformity with the requirements of this Lease, including, but not limited to, Section 6.3, without contribution therefor by Landlord.

     Section 9.3 Liability Insurance

     Tenant shall also obtain and keep in force during the Term, with copies of policies to be deposited with Landlord, commercial general liability and property damage insurance in a form acceptable to Landlord and providing coverage of not less than One Million Dollars ($1,000,000.00) single combined limit. Landlord reserves the right to require Tenant to increase such coverage if it becomes customary for tenants of similar buildings located in the City of Worcester to maintain increased coverage limits. Such policies shall cover injury or death to persons or damage to property of any person or persons in or about the Premises and shall be issued by companies acceptable to Landlord. Each policy shall name Landlord, Landlord's mortgagee, any superior lessor and the managing agent of the Building as an additional insured and shall contain a provision that the policy shall not be changed or cancelled without thirty (30) days' prior written notice to Landlord.

     Section 9.4 Landlord's Right to Make Insurance Payments

     If Tenant shall at any time neglect to maintain any insurance coverage, Landlord may procure or renew such insurance. Any amount paid for such insurance by Landlord, including reasonable expenses, shall be Additional Rent due from Tenant and shall be payable on the next Rent payment date after such payment.

     Section 9.5 Compliance with Policies

     Tenant shall not violate any condition imposed by any fire insurance, casualty insurance or liability insurance policy carried by Landlord or Tenant with respect to the Premises or the Property. If Tenant's use increases the cost of Landlord's insurance beyond standard rates, Tenant shall pay the increased cost to Landlord upon demand.

     Section 9.6 Waiver of Subrogation

     Landlord and Tenant shall have no liability to one another, or to any insurer, by way of subrogation or otherwise, on account of any loss or damage to their respective property, the Premises or its contents, the Building or the Property, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties pursuant to this Lease. The insurance policies obtained by Landlord and Tenant pursuant to this Lease shall permit waivers of subrogation which the insurer may otherwise have against the non-insuring party. In the event the policy or policies do not allow waiver of subrogation prior to loss, either Landlord or Tenant shall, at the request of the other party, deliver to the requesting party a waiver of subrogation endorsement in such form and content as may reasonably be required by the requesting party or its insurer.

ARTICLE 10 - PERSONAL PROPERTY

     Section 10.1 Landlord's Property

     All fixtures, equipment, improvements and appurtenances attached in any way to the Premises at the Commencement Date or during the Term, whether or not by Tenant, shall be and remain a part of the Premises and shall be property of Landlord not to be removed by Tenant, except as expressly provided in Section 10.2.

     Section 10.2 Removal of Property

     By the Expiration Date, Tenant shall remove such fixtures, equipment, improvements and appurtenances as requested by Landlord which are attached in any way to the Premises. Tenant shall repair any damage resulting from such removal.

     Section 10.3 Tenant's Property

     Trade fixtures and office equipment which are placed in the Premises by Tenant without expense to Landlord, and which can be removed without damage to the Property or Premises, and all furniture, furnishings and other articles of movable personal property owned by Tenant ("Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term provided, however, that the Lease is in good standing at the time of such removal. Tenant shall repair any damage to the Premises or to the Property resulting from such removal. Any of Tenant's Property remaining in the Premises after the

Expiration Date shall be and remain property of Landlord for Landlord to dispose of as Landlord sees fit, or, at Landlord's option, may be removed and stored at Tenant's expense.

ARTICLE 11 - HEATING, VENTILATION AND AIR CONDITIONING

     Landlord shall maintain and operate systems which shall supply heating, ventilation and air conditioning to the Premises. Heating, ventilation and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on "Business Days", defined as all days except Saturdays, Sundays, days observed by the Federal or the State government as legal holidays and union holidays and between 8:00 a.m. and 1:00 p.m. on Saturdays. If Tenant shall require heating, ventilation or air conditioning service at any other time ("After Hours"), Landlord shall furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's then established charges therefore on demand. Landlord's current After Hours charge is $40 per hour.

ARTICLE 12 - LANDLORD'S SERVICES

     Section 12.1 Elevator Service

     Landlord shall provide elevator service to the floor on which the Premises are situated between 8:00 a.m. and 6:00 p.m. on Business Days, and between 8:00 a.m. and 1:00 p.m. on Saturdays and an elevator on call shall be available at all times at no additional charge to Tenant. If Tenant shall require additional elevator service After Hours such as, additional elevator car service or freight elevator service during off business hours, Landlord shall furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's then established charges therefore on demand.

     Section 12.2 Cleaning Service

     Landlord shall provide janitorial services to the Premises on Business Days. Janitorial services shall be the services included on Exhibit "B" attached hereto. Landlord in no event shall be liable for any loss, theft or damage to the property of Tenant by reason of any activities of Landlord's cleaning contractors or its employees. Landlord shall not be responsible for the cleaning of any carpeting in the Premises, other than by vacuum sweeping. If Tenant has an excessive amount of waste or requires cleaning in addition to that described on Exhibit B, Tenant shall pay Landlord, as Additional Rent, the cost of removal and disposal thereof. Tenant shall comply with all recycling programs initiated by Landlord, imposed by law or the requirements of governmental authorities.

     Section 12.3 Directory Listing

     Landlord, at Tenant's request, shall maintain a listing of Tenant's name in the Building directory; the size of the name so listed and the location of the directory shall be within the sole discretion of Landlord. Any change from the initial listing shall be made at Tenant's expense. Landlord shall provide Tenant with a building standard identification sign at the entrance to the Demised Premises.

ARTICLE 13 - ACCESS, ENTRY, CHANGES IN THE BUILDING FACILITIES

     Section 13.1 Access to the Building

     Landlord reserves the right of entry through the Premises to permit access to any other part of the Property for the purposes of maintenance, decoration or repair.

     Section 13.2 Ducts

     Tenant shall permit Landlord to install, use and maintain, replace or add pipes, ducts and conduits within walls, bearing columns and ceilings located in the Premises.

     Section 13.3 Right of Entry

     Landlord shall have the right to enter the Premises at any time for any purpose permitted under this Lease, to make any repairs or changes as may be required by law or due to any emergency affecting the Premises or the Property. Landlord shall be allowed to take all materials into the Premises that may be required for such repairs, changes or maintenance without liability to Tenant. Tenant shall provide Landlord with a key to the Premises and shall not change its locks without Landlord's prior written consent and without providing to Landlord a key therefor.

     Section 13.4 Right to Show Premises

     At any time during the Term Landlord may, with reasonable notice to Tenant, enter the Premises with a prospective tenant, purchaser, mortgagee, investor or similarly interested party and exhibit the Premises to the party.

     Section 13.5 Changes to Property and Building

     Landlord reserves the right at any time, without incurring any liability to Tenant, to make changes in or to the Building and the Property, including its and their integral parts as it may deem necessary or desirable so long as such changes do not materially affect Tenant's ability to occupy the Premises.

ARTICLE 14 - NOTICE OF ACCIDENTS

     Tenant shall promptly give notice to Landlord, of

          (i)  any accident in or about the Premises,

          (ii) all fires in the Premises,

          (iii) all damages to or defects in the Premises, including the fixtures, equipment and appurtenances thereto, and

          (iv) all damage to or defects in any parts of or appurtenances to the Building's sanitary, electrical, heating, ventilation, air conditioning, elevator and other systems located in or passing through the Premises.

ARTICLE 15 - NON-LIABILITY AND INDEMNIFICATION

     Section 15.1 Non-Liability

     Except to extent set forth in Section 15.2, Landlord shall not be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss of any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, whether or not caused by or due to the negligent act of the Landlord, its agents, servants or employees. Tenant's agreement to this clause is part of the consideration for this Lease.

     Section 15.2 Indemnification

     Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees arising from the negligence or wrongful act of Tenant or its agents, employees or contractors or from any breach by Tenant of the Lease, provided that Tenant's obligations under this paragraph shall not be effective to the extent such claims, demands, liabilities or expenses arise out of or relate to the negligence or wrongful act of Landlord, its agents, employees or contractors and the breach of this Lease by Landlord. In the event any action or proceeding shall be brought against Landlord by reason of any such indemnified claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord; Landlord expressly agrees that Tenant's insurance counsel shall be satisfactory. Landlord may participate in any such action or proceeding through counsel employed at its own expense.

     Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from the negligence or wrongful act of Landlord, its agents, employees or contractors or from any breach of this Lease by Landlord, provided that Landlord's obligations under this subparagraph shall not be effective to the extent such claims, demands, liabilities or expenses arise out of or relate to the negligence or wrongful act of Tenant, its agents, employees or contractors or the breach of this Lease by Tenant. In the event any action or proceeding shall be brought against Tenant by reason of any such indemnified claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant; Tenant expressly agrees that Landlord's insurance counsel shall be satisfactory. Tenant may participate in any such action or proceeding through counsel employed at its own expense.

     Notwithstanding the foregoing, the parties release each other from any claims either party ("Injured Party") has against the other. This release is limited to the extent the claim is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under Section 9.3 of the Lease, whichever is greater.

ARTICLE 16 - DAMAGE OR DESTRUCTION

     Section 16.1 Repair of Damage

     If the Property is damaged or destroyed by fire or other casualty and this Lease is not terminated in the manner set forth in Section 16.3 hereof, Landlord shall repair or rebuild the Property at Landlord's expense, but shall not be required to repair or replace any of Tenant's

Property or any alterations or Tenant Improvements. Landlord shall not be required to commence repair or restoration until insurance proceeds are available and shall only be required to rebuild or repair to the extent such proceeds are sufficient to pay the cost thereof.

     Section 16.2 Rent Abatement

     If the Premises or any portion thereof are rendered untenantable and are not used as a result of any damage or destruction by fire or other casualty, the Rent shall abate on that portion of the Premises rendered untenantable and not used from the date of such damage or destruction to the date of completion of Landlord's repair of such damage plus thirty (30) days. To the extent Tenant reoccupies a portion of the Premises, Tenant's abatement shall cease on such portion on the date of reoccupation.

     Section 16.3 Substantial Destruction

     If the Property is substantially damaged or destroyed by fire or other casualty, then Landlord may terminate this Lease by giving Tenant notice within ninety (90) days after the casualty causing the damage. If Landlord exercises its option to terminate, the Term shall terminate and expire upon the thirtieth
(30th) day after the notice is given and Tenant shall vacate the Premises and surrender the same to Landlord on or before that date. The Property (whether or not the Premises are damaged) shall be deemed substantially damaged or destroyed if the cost of repair and restoration after a casualty occurs is thirty percent (30%) or more of the then full replacement cost of the Property.

ARTICLE 17 - EMINENT DOMAIN

     Section 17.1 Entire Taking

     If the Building, the Property, or any part of the Premises shall be lawfully taken for any public or quasi-public purpose, this Lease shall terminate as of the date of vesting of title in the condemning authority (the "Date of Taking"), and the Rent and Additional Rent shall be prorated and adjusted as of that date.

     Section 17.2 Partial Taking

     If any part of the Building or the Property which materially affects Tenant's use and occupancy of the Premises shall be taken for any public or quasi-public purpose, then Landlord shall have the option, within thirty (30) days after the date of taking, to terminate this Lease as of the date of taking.

     Section 17.3 Award

     In the event of any taking, partial or whole, provided for in this Lease, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of the Landlord. Tenant, however, may pursue its own claim against the condemning authority permitted under the laws of the Commonwealth of Massachusetts to be paid to the Tenant so long as it does not diminish or reduce the award, judgment or settlement receivable by Landlord.

ARTICLE 18 - SURRENDER

     On the earlier of the Expiration Date, or upon any earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in the condition it was in on the Commencement Date, reasonable wear and tear excepted, and broom swept. Landlord may require Tenant to remove any alterations made by Tenant to the Premises at Tenant's expense, provided Landlord must exercise such requirement at the time of approval of the applicable alteration.

ARTICLE 19 - DEFAULT

     Section 19.1 Event of Default

     Each of the following shall be an Event of Default under this Lease:

     (a) If Tenant shall commit an act of bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or if other similar proceedings shall be instituted by Tenant under the Federal Bankruptcy Act or other law of the United States or other jurisdiction; or if any act of bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted against Tenant under the Federal Bankruptcy Act or other similar law of the United States or any other jurisdiction or there is a material adverse change in Tenant's financial condition.

     (b) If Tenant does not pay the Base Rent or Additional Rent when due.

     (c) If Tenant fails to perform any of the other terms of this Lease, and such failure shall continue for thirty (30) days following notice of such failure, plus, if such default cannot reasonably be cured within such 30-day period, and Tenant shall not commence such cure within said 30-day period, such time as is reasonably necessary to effectuate the cure, as long as Tenant is diligently prosecuting to completion of such cure.

     Section 19.2 Landlord's Remedies for Event of Default

     Following an Event of a Default by Tenant, Landlord shall be entitled to take such action as it deems advisable, including any one or more of the following:

     (a) Landlord may proceed, at law or in equity, to enforce the provisions of this Lease.

     (b) Landlord may reenter the Premises, with or without termination of this Lease and may repossess the Premises. The re-entry and/or repossession may be effected by summary proceedings, ejectment or otherwise. Landlord may dispossess Tenant and may remove Tenant from the Premises without notice. Tenant waives any right to re-enter the Premises or to the service of any notice of Landlord's intention to re-enter the Premises as may be provided for by any present or future law. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of termination is given to Tenant. Notwithstanding any re-entry without termination, Landlord may at any time elect to terminate this Lease.

     (c) Landlord may notify Tenant that this Lease shall terminate on a specified date and that this Lease, including Tenant's rights hereunder, shall terminate on the date so specified. Should Landlord terminate this Lease, Landlord may, in addition to any other remedies, recover from Tenant all damages incurred by reason of Tenant's breach, including the cost of recovering the Premises, attorneys' fees and the amount of Base Rent and Additional Rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, which sum shall be immediately due and payable from Tenant to Landlord.

     (d) Landlord may relet the Premises, without termination of Tenant's Lease, in whole or in part, for a term that may be as long as Landlord may specify. A lease executed by Landlord in accordance with this subsection may provide for extensions or renewals of the term. The term of any lease and the period by which the term may be extended may be greater or less than the period which would have constituted the balance of the Term had Tenant not defaulted. Landlord shall be under no duty, however, to relet the Premises or to collect any rent in connection with a reletting.

     (e) Should Landlord elect to relet the Premises, such rental or rentals shall be upon such terms and conditions as Landlord may deem advisable. Upon such reletting, all rentals received by the Landlord shall be applied first, to the payment of any indebtedness other than Base Rent or Additional Rent due hereunder from Tenant to Landlord including the cost of reletting, brokerage fees, attorney's fees and the cost of any alterations and repairs; second, to the payment of Base Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Rent and Additional Rent as the same may become due and payable. If any rentals received from such reletting during any month be less than that to be paid during that month by Tenant, Tenant shall pay any deficiency to Landlord. If such rentals are greater than the Base Rent and Additional Rent due under this Lease, Tenant shall have no claim upon the excess. Such deficiency shall be calculated and paid monthly. No such reletting of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of termination be given to Tenant. Notwithstanding any reletting without termination, Landlord may at any time elect to terminate this Lease.

     Section 19.3 Notice

     Tenant expressly waives any demand for possession of the Premises or any notice of intention of Landlord to terminate this Lease or to reenter the Premises, and Tenant expressly waives any other notice or demand except as may be required by the Statutes of the Commonwealth of Massachusetts or any other law.

     Section 19.4 Interest and Late Charge

     All costs incurred by Landlord because of a threatened or actual Event of Default shall bear interest from the date when the same should have been paid by Tenant or have been paid by Landlord until paid at the lesser of the highest annual rate allowed by the laws of the Commonwealth of Massachusetts or at the rate of eighteen (18%) percent per annum. In the event that Tenant is in monetary default for more than five (5) days after notice of such default, then Landlord may elect, in addition to the other remedies available herein, to collect from Tenant a late charge of four percent (4%) of the delinquent payment.

     Section 19.5 Waiver of Jury Trial and Assertion of Defenses and
Counterclaim

     Landlord and Tenant waive trial by jury in any action brought in connection with this Lease. In any action by Landlord relating to the payment of Base Rent or Additional Rent, Tenant hereby waives any offset, counterclaim or other defense other than payment. Such claims may only be raised in a separate court action.

ARTICLE 20 - LIMITATION OF LIABILITY

     Section 20.1 Obligations, Losses and Damages

     Landlord shall have no liability to Tenant to carry out its obligations under this Lease, nor shall Landlord be liable for any loss or damage for its failure to carry out such obligations where the failure arises by causes beyond Landlord's control including Acts of God, emergencies, strikes, labor difficulties, accidents, civil commotion, fire, catastrophe, war, governmental requirements and Tenant's actions. In any such event Landlord shall have additional time at least equal to the period of delay or prevention to remedy such failure.

     Section 20.2 Repairs

     Landlord shall have no liability to Tenant by reason of any inconvenience, interruption or injury to business arising from Landlord's making any repairs or changes to the Property, the Premises and any fixtures, equipment or appurtenances of the Property or the Premises.

     Section 20.3 Waiver

     Tenant waives all claims including claims for consequential damages against Landlord arising out of the failure of Landlord from time to time to furnish any of the services or consents required to be furnished by Landlord under this Lease. Landlord shall not be liable to Tenant for damage as a result of the bursting of pipes, leakage of water, and other similar occurrences. Tenant's sole remedy for any act or omission of Landlord shall be to seek and obtain injunctive relief.

ARTICLE 21 - NO OTHER WAIVERS OR MODIFICATIONS

     The failure of Landlord to (a) exercise any right or remedies; (b) insist upon the strict performance of any obligation under this Lease; or (c) exercise any election herein shall not be a waiver of such right or remedy. Such rights, remedies and elections shall continue in full force.

ARTICLE 22 - CURING TENANT'S DEFAULTS, ADDITIONAL RENT

     Section 22.1 Curing Tenant's Defaults

     Landlord may, at its sole option, perform any of Tenant's obligations under this Lease.

     Section 22.2 Additional Rent

     Any expenses incurred by Landlord in connection with the performance by Landlord of any Tenant's obligations under this Lease including bills for all costs (including attorneys' fees and their fees for appellate proceedings) involved in collection of Base Rent or Additional Rent or in enforcing any rights of Landlord against Tenant under this Lease; and bills for all costs involved in instituting and prosecuting any summary proceedings may be rendered by Landlord to Tenant monthly or immediately at Landlord's option, shall be due and payable as Additional Rent. Additional Rent shall also include any and all charges payable by Tenant under this Lease except Base Rent.

     Section 22.3 Lien for Rent

     The entire amount of Base Rent and Additional Rent reserved and agreed to be paid hereunder shall be declared to be a valid lien upon Tenant's interest in this Lease, the Premises, Tenant's Improvements, Tenant's Property and all of Tenant's equipment located upon the Premises. In connection therewith, upon request from Landlord, Tenant shall execute and deliver to Landlord a security agreement and UCC-1 in form and content satisfactory to Landlord.

ARTICLE 23 - BROKER

     Tenant covenants, warrants and represents to Landlord that Tenant has not dealt with any real estate broker or salesman in the finding, negotiation or execution of this Lease other than Trammell Crow Company and Kelleher & Sadowsky Associates and Tenant shall indemnify Landlord against any claims, costs or damages arising from any breach of this provision. Landlord covenants, warrants and represents to Landlord that Tenant has not dealt with any real estate broker or salesman in the finding, negotiation or execution of this Lease other than Trammell Crow Company and Kelleher & Sadowsky Associates and Landlord shall indemnify Tenant against any claims, costs or damages arising from any breach of this provision. Landlord shall be responsible for paying any broker commissions to the above brokers in connection with this Lease.

ARTICLE 24 - NOTICES

     All notices or other communications made pursuant to this Lease shall be in writing and shall be deemed to have been duly given upon the delivery or refusal to accept to the appropriate addresses by United States certified mail, return receipt requested, postage prepaid, or via overnight courier service with receipt confirmation required, addressed as follows:

     If to Landlord:

     Sovereign Bank
     Director of Facilities
     Mail Code: 1 1-900-FP4
     1130 Berkshire Boulevard
     Wyomissing, PA 19610

     If to Tenant:

     World Energy Solutions
     446 Main Street
     14th Floor
     Worcester, Massachusetts 01608

     Or to such other address as either party may designate to the other in writing.

ARTICLE 25 - ESTOPPEL CERTIFICATE AND PROHIBITION OF RECORDING LEASE

     Section 25.1 Estoppel Certificate

     Within ten (10) days of receipt of a written request for an estoppel certificate, Tenant shall deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there are modifications, stating the modifications and that the Lease is in full force and effect as modified), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not Landlord is in default in the performance of any of its obligations under this Lease and the reasons why, and any other information reasonably requested to the party requesting the same. The estoppel certificate may be relied upon by any person to whom it is exhibited or addressed.

     Section 25.2 Lease Not to be Recorded

     In no event shall this Lease or a memorandum hereof be recorded. If the Tenant records this Lease or a memorandum hereof, Landlord shall have the option of terminating the Lease, in which event Landlord may hold Tenant liable for all sums due hereunder. In such event, Tenant grants Landlord a power of attorney, coupled with an interest, to execute and record a notice clearing title of the existence of this Lease.

ARTICLE 26 - REPRESENTATIONS AND AGREEMENTS

     Tenant expressly acknowledges that Landlord has not made and is not making, and Tenant is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease (including its Exhibits).

ARTICLE 27 - TRANSFER OF LANDLORD'S INTEREST AND LIMITATION OF LIABILITY

     Section 27.1 Transfer of Landlord's Interest

     This Lease shall be binding upon the Tenant and, if permitted by the Landlord, its successors and assigns. The obligations of Landlord hereunder shall be binding upon Landlord only during the period Landlord has an interest in the Property. Thereafter this Lease shall be binding only upon the transferee of said interest in the Property. Any transferee or assignee of the interest of Landlord, or any successor thereto, shall be liable for the obligations of Landlord under this Lease only during the period it has an interest in the Property.

     Section 27.2 Limitation of Liability

     Tenant shall look only to Landlord's interest in the Property for the satisfaction of any of Tenant's rights or remedies hereunder. Neither Landlord nor any employees, officers, stockholders and/or directors of Landlord shall have any personal liability under this Lease and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's rights or remedies under this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises.

ARTICLE 28 - TENANT'S DISCHARGE OF MECHANIC'S LIENS

     Section 28.1 Prevention of Liens

     Tenant shall pay all debts incurred, and shall satisfy all liens of contractors, subcontractors, mechanics, laborers, and materialmen in respect to construction, alteration and repair in and on the Premises. Tenant hereby indemnifies Landlord against all costs and charges, including legal fees in any "lawsuit" involving any liens, judgments, or encumbrances caused or suffered by Tenant with respect to the Premises. Tenant shall have no authority to create any liens for labor or material on or against Landlord's interest in the Property, and all persons contracting with Tenant for work; or in the Premises, shall be notified by Tenant that they must look to Tenant and to Tenant's interest only to secure the payment of any bill or account for work done or material furnished.

     Section 28.2 Discharge of Liens

     If any mechanic's, laborer's, or materialmen's lien shall at any time be filed against the Property by reason of any act or omission of Tenant, Tenant, within fifteen (15) days after notice of the filing thereof, shall cause the same to be discharged by payment, deposit, bond or order of a court of competent jurisdiction. If Tenant shall fail to discharge the same, Tenant shall be in immediate default of this Lease and then Landlord may discharge the lien either by paying the amount claimed due or by procuring the discharge of such lien by deposit or by bonding proceedings. Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon from the date incurred at the highest rate permitted under Massachusetts law, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

ARTICLE 29 - INTENTIONALLY OMITTED.

ARTICLE 30 - MISCELLANEOUS

     Section 30.1 Definitions

     The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified for all purposes of this Lease and all supplemental agreements, unless the context shall otherwise require.

     The term "including" as used in this Lease means "including but not limited to". The term "includes" means "includes but not limited to". The term "any" means "any and all". Singular terms include the plural and plural terms include the singular.

     Section 30.2 Article Headings

     The Article headings in this Lease are inserted only as a matter of convenience in reference and are not to be given any effect in construing this Lease.

     Section 30.3 Ejusdem Generis

     The rule of "ejusdem generis" shall not be applicable to limit a general statement followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

     Section 30.4 Entire Agreement

     This Lease together with all Exhibits and Riders, if any, sets forth the entire agreement between the Landlord and Tenant concerning the Premises. There are no other Agreements between the Landlord and Tenant regarding the Premises except as contained in this Lease, its Exhibits and Riders. No amendment or modification of this Lease shall be effective unless it is signed by the party against whom enforcement of such change is sought.

     Section 30.5 Governing Law

     This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     Section 30.6 Severability

     If any provision of this Lease is invalid or unenforceable, the remainder of this Lease shall not be affected by the invalid or unenforceable provision and shall be enforceable.

     Section 30.7 Submission of Lease

     This Lease is submitted to Tenant solely for Tenant's consideration and does not constitute an option for leasing the Premises. It shall have no binding force and effect unless and until Landlord has executed this Lease and delivered a fully executed copy to Tenant.

     Section 30.8 Holding Over

     If Tenant holds over or occupies the Premises beyond the Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), no tenancy or interest in the Premises shall result therefrom but such holding over shall be subject to immediate eviction and removal, and Tenant shall pay Landlord an amount equal to 150% of the Rent, plus Additional Rent, for the period during which such hold over continues.

     Section 30.9 Independent Covenants

     Tenant covenants and agrees that, notwithstanding any other provision of this Lease to the contrary, the obligations of Tenant under this Lease are covenants which are independent of any covenants or obligations to be performed by Landlord hereunder; and no breach of any obligations or covenants to be performed by Landlord hereunder shall give rise to any right of termination of this Lease by Tenant, or any right to withhold, setoff, abate or otherwise reduce any monetary or other obligations of Tenant hereunder.

ARTICLE 31 - SECURITY DEPOSIT

     Tenant shall deposit with Landlord at the time of the execution of this Lease and maintain throughout the Term hereof, a security deposit in the sum of twelve thousand, seven hundred and sixty Dollars ($12,760.00) as security for the faithful performance and observance by Tenant of the terms of this Lease. It is agreed that following an Event of Default Landlord may use, apply or retain the whole or any part of the security to cure the default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default. In such event, Landlord may require Tenant to deposit additional funds to replenish the security deposit held by Landlord. Tenant shall deposit such sum with Landlord within ten (10) days after demand therefor. In the event that Tenant shall fully comply with this Lease, the security shall be returned to Tenant within 45 days after the Expiration Date. In the event of a sale or other disposition of the Land, the Property or the Building, Landlord shall have the right to transfer the security to the vendee or lessee and, upon written notice by Landlord, Landlord shall thereafter be released by Tenant from all liability for the return of such security. Thereafter, Tenant agrees to look solely to the new Landlord for the return of said security. These provisions shall apply to every transfer or assignment made of the security. Tenant shall not assign or encumber or attempt to assign or encumber the security. Neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE 32 - HAZARDOUS SUBSTANCES

     Section 32.1 Hazardous Waste

     Tenant shall not cause or permit any "hazardous material" (as hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Premises. "Hazardous Material," as used herein, shall mean any flammables, explosives, radioactive material, hazardous waste, hazardous or toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined in any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Material Transportation Act, as amended, the Resource Conservation and Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted in publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this section, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease or at law, to require Tenant to remove such hazardous materials from the Premises in the manner prescribed for such removal by law and requirements of any public authorities. The provisions of this section shall survive the expiration or any other termination of this Lease.

ARTICLE 33 - PARKING

     Section 33.1 Parking

     Landlord shall provide, or cause to be provided, to Tenant ten (10) non-reserved automobile parking spaces in the Building Garage at no charge to the Tenant. Tenant shall pay to Landlord, as of the first day of each month, in advance at the rates then being charged in said garage. The current rate for parking spaces in the Building Garage is $75.00 per space per month. Additional parking spaces in the Building Garage may be available to Tenant based upon availability. The rate for any additional parking spaces shall be the rate then being charged for such spaces as adjusted from time to time. Tenant shall notify Landlord in the event Tenant wishes to obtain such additional parking spaces, and upon receipt of such inquiry, Landlord shall inquire as to the availability thereof and notify Tenant of the availability of parking spaces and the current rate therefore. The parking spaces in the Building Garage shall be made available to Tenant on 24 hours per day, Monday through Friday (hereinafter "Garage Hours"). In the event that Tenant and its employees, invitees and guests shall occupy such spaces after Garage Hours of the Building Garage, the users of said spaces shall pay the customary charges for said spaces for their after Garage Hours use until such spaces are vacated.

ARTICLE 34 - [INTENTIONALLY OMITTED]

ARTICLE 35 - EXPANSION OPTION

     If Landlord shall have rentable space available within the Building at any time during the Term of this Lease and provided Tenant shall not be in default hereunder, Tenant may, at Tenant's option, offer to lease said rentable space from Landlord ("Expansion Option"), in its "As Is" condition, without any rent credit, abatement, or work allowance on the same covenants, terms and conditions as contained within this Lease, except that: (i) the Base Rent shall be calculated at a rate equal to 100% of the then fair market value rent, as determined by the Landlord; and (ii) the Renewal Term shall not include the Expansion Option provided for herein. Notwithstanding the foregoing, Tenant acknowledges and agrees that Landlord is under no obligation, whatsoever, to notify Tenant of available rentable space, nor does this Expansion Option provide Tenant with a right of first refusal of any rentable space in the Building, it being understood by the parties that this Expansion Option is intended to allow Tenant the option to enter into negotiations with Landlord to lease additional rentable space in the event such space becomes available in the Building, under the terms and conditions agreed to by both Landlord and Tenant.

ARTICLE 36 - SUBLEASE

     Tenant hereby acknowledges and agrees that this Lease is a sublease and is subject to a Master Lease between S-BNK WORCESTER, LLC, as Lessor (the "Masterlandlord") and SOVEREIGN BANK as Lessee, dated as of June 30, 2000 (the "Masterlease"). This Lease is in all respects subject and subordinate to the Masterlease, and Tenant shall under no circumstances have any greater rights with respect to the Demised Premises than Landlord has as Lessee under the Masterlease. Without limiting the generality of the foregoing, in the event of the termination or cancellation of the Masterlease for any reason, this sublease shall automatically terminate effective as of the same day of such cancellation or termination of the Masterlease, and Landlord shall have no liability or obligation to Tenant as a result thereof.

                        [Signatures on following page.]

     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease for the purpose herein expressed on the days set forth below.

                                        LANDLORD:

                                        SOVEREIGN BANK


                                        By: /s/ Patti B. Davis
                                            ------------------------------------
                                        Name: Patti B. Davis
                                        Its: Senior Vice President


                                        TENANT:

                                        WORLD ENERGY SOLUTIONS


                                        By: /s/ Richard Domaleski
                                            ------------------------------------
                                        Name: Richard Domaleski
                                        Its: President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                  THE PROPERTY

     A certain parcel of land, with the buildings thereon, situated in WORCESTER, Worcester County, Massachusetts, bounded and described as follows:

Northerly by Pleasant Street three hundred fifty-six and 33/100 (356.33) feet;

Easterly by a jog in said Pleasant Street two and 4/100 (2.04) feet;

Northerly by said Pleasant Street one hundred one and 84/100 (101.84) feet;

Southeasterly by Main Street two hundred ninety-three and 1/100 (293.01) feet;

Southwesterly by the center line of Barton Place two hundred fourteen and 96/100 (214.96) feet as shown on plan hereinafter described;

Southeasterly by the end of Barton Place and by land now or formerly of Worcester County National Bank as shown on said plan, eighty-six and 44/100 (86.44) feet;

Southwesterly fifteen and 60/100 (15.60) feet;

Southeasterly fourteen and 87/100 (14.87) feet;

Southerly by land now or formerly of the City of Worcester one hundred forty-one and 63/100 (141.63) feet; Southwesterly by the northeasterly line of Aldrich Street fifty and 26/100 (50.26) feet;

Northwesterly by land now or formerly of the City of Worcester eighty and 52/100 (80.52) feet; and

Westerly by lot 1 as shown on said plan two hundred twenty and 29/100 (220.29) feet.

All of said boundaries are determined by the Court to be located as shown on subdivision plan #36339-B drawn by Thompson-Liston Associates, Inc., Surveyors, dated December 16, 1982, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 10263. Being lot 5 on said plan.

     Subject to rights set forth and referred to in a deed given by Howard N. Feist, Jr. et al Trustees, to Stewart F. Oakes et al Trustees, dated November 3, 1972, duly recorded in Book 5279. Page 88, so far now in force and applicable.

     Subject to and with the benefit of a license from Ransom C. Taylor to Worcester Electric Light Company (now Massachusetts Electric Company) dated August 17, 1898, duly recorded in Book 1588. Page 120.

                                   EXHIBIT A-1

                                  THE PREMISES

                                    EXHIBIT B

           CLEANING SERVICES TO BE PERFORMED AT THE LANDLORD'S EXPENSE

     All cleaning services to be provided below either on a nightly or daily basis will be performed nightly or daily, as the case may be, five (5) nights or days, as the case may be, per week. Landlord will only provide any of the cleaning services set forth below on Business Days (as defined in Article 11 of the Lease), except Saturdays.

     1.   General Cleaning:

          Nightly:

          A. For all Tenant's areas, empty and clean all waste receptacles, removing waste to a designated central location for disposal. Clean or damp dust interiors of waste and disposal cans and baskets, and wash as necessary.

          B.   Empty and clean all receptacles.

          C. Hand dust and clean all office furniture, fixtures, window sills and shelving that may be reached by cleaning personnel standing on floor.

          D. Dust all moldings, ledges, chair rails, baseboards and trim, damp dusting or using treated cloth where necessary.

          E. Dust under all desk equipment and damp dust or use treated cloth on all telephone equipment.

          F.   Wash and disinfect all water coolers.

          G.   Wipe clean all chrome, aluminum and other metal work.

          H.   Sweep all tenant's interior stairways.

     2.   Floors:

          Group A: Ceramic Tile, Marble, Terrazzo

          Group B: Linotile, Asphalt, Koroseal, Plastic Vinyl, Rubber, Wood,
               Cork, or other

          Nightly:

          A.   All floors in Group A to be swept

          B.   All floors in Group B to be swept or dry mopped.

     3.   Vacuuming:

          Nightly:

          A. Vacuum or carpet sweep all rugs and carpeted areas, moving light furniture and office equipment other than desks and file cabinets. Special attention to be given reception areas, conference rooms and corridors.

     4.   High Dusting: Every Ninety (90) Days:

          A. Dust all closet shelving and closet floors. Hand dust and clean all louvers, grills, etc.

          B. Damp dust or use treated cloth on all pictures, charts, graphs, etc.

          C. Dust all vertical surfaces such as walls, partitions, door bucks, doors and other surfaces. Dust all pipes, ducts, louvers and other horizontal surfaces not reached in nightly cleaning.

          D.   Dust all stairwell walls.

          E. Damp dust or use treated cloth on ceiling air conditioning diffusers and wall grills and registers.

          F. Remove smudges, fingerprints, etc., from walls, doors, door jambs, woodwork and light switches nightly.

          G. Dust or use treated cloth on glass and/or louvers of light fixtures.

          H.   Dust clean all directory boards, displays and pictures.

     5.   Washrooms:

          A. Mop, rinse and dry floors; polish mirrors, clean enameled surfaces.

          B. Wash and disinfect basins, urinals, and bowls using approved germicidal detergent solution to remove stains making certain to clean undersides of rim of urinals and bowls.

          C.   Wash both sides of all toilet seats with soap and water.

          D. Damp wipe walls and wash with disinfectants as often as necessary but in no event less than every two weeks.

          E. Supply and service all toilet tissue, tissue to be furnished by Landlord.

          F. Fill soap dispensers and paper towel dispensers (soap and paper towels to be furnished by Landlord).

          G. All wastepaper cans and all receptacles are to be emptied, thoroughly cleaned and washed as often as necessary, but not less than once every week.

     NOTE: It is the intention to keep these rooms thoroughly clean and not to use a disinfectant to kill odors.

     6.   Day Service:

          A. At least once a day, check men's washrooms for soap, towels, tissues, etc., wipe out basins and dry mop floors.

          B. At least once a day, check ladies' washrooms for soap, towels, tissues, sanitary napkins and wipe out wash basins and dry mop floors.

          C. Landlord shall supply toilet tissue in both men's and women's rooms and sanitary napkins in coin dispensers (which are the property of the Landlord) in the women's rooms.

          D.   Dispose of used towels during the day, as necessary.

     7.   General:

          A.   No feather dusters are to be used.

          B. All lights are to be extinguished and all doors in the demised premises as specified by Tenant are to be reopened and locked as cleaning is completed.

          C. All personnel are to be uniformed and clean in appearance during business hours.

     8.   Glass:

          A. Clean inside and outside of all perimeter windows approximately two (2) times a year.

          B. Wipe all interior metal window frames, mullions, terrace doors and other unpainted interior metal surfaces of the perimeter walls of the Building at the same time that the interior of windows are washed.

          C. Clean all glass in Building lobby, revolving doors and transoms, daily.

                                    EXHIBIT C

                              RULES AND REGULATIONS

     1. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service for Tenant to Landlord for Landlord's approval before performance of any such contractual services. This shall apply to all work performed in the Building including, installation of telephones, telegraph equipment, electrical services and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlord's prior written approval.

     2. The work of the cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

     3. Movement in and out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or material which requires the use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to the hours designated by Landlord from time to time. All such movement shall be as approved by Landlord in a prearranged manner to be agreed upon between Tenant and Landlord. Such prearrangement shall include the time, method, and routing of movement. Tenant expressly assumes all risk or damage to any and all articles moved, as well as injury to any person or persons and equipment, property and personnel of Landlord.

     4. No sign or signs will be allowed in any form on the exterior of the Building or on any window or windows inside or outside of the Building. No sign or signs, except in uniform location and uniform style, fixed by Landlord, will be permitted in the public corridors or on corridor doors or entrance to Tenant's space. All signs shall be constructed by Tenant, at Tenant's sole cost and expense. Prior written consent from Landlord for any such sign or signs of Tenant is required.

     5. Tenant shall not place, install or operate in the Premises or in any part of the Building, any engine, stove or machinery. Tenant shall not conduct mechanical operations, cook or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other flammable, explosive, or hazardous material without the prior written consent of Landlord.

     6. Landlord will not be responsible for any lost or stolen property, equipment, money or jewelry from the Premises or public rooms regardless of whether such loss occurs when the item is locked against entry or not.

     7. No birds, animals, bicycles or vehicles shall be brought into or kept in or about the Building except where required to comply with State and Federal regulations.

     8. No additional locks shall be placed upon any doors of the Premises without Landlord's consent. In the event Landlord gives such consent, Tenant shall provide a key to the Premises to Landlord. Each Tenant shall surrender all keys to the office on the Expiration Date. Landlord may permit entrance to Tenant's offices by use of passkeys controlled by Landlord or employees, contractors, or service personnel, supervised or employed by Landlord.

     9. None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, nor shall such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees or invitees. Nothing shall be placed on the outside of the Building, or the windows, exterior windowsills or projections.

     10. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy furniture including safes, large files, etc., that are to be placed in the Building. Only those which in the opinion of Landlord would not do damage to the floors, structure and/or elevators may be moved into the Building.

     11. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

     12. The sashes, sash doors, windows, glass doors and any lights or skylights that reflect or admit light into the halls or other places of the Building, shall not be covered or obstructed by Tenant nor shall anything be placed upon or hung from the window-sills. The water and wash closets and urinals shall not be used for any other purpose than the purpose for which they were respectively constructed, and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant whose clerks, agents, servants or licensees shall have caused it. No Tenant shall mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work, or make or permit any improper noises in the Building.

     13. Only persons authorized by the Landlord shall be permitted to furnish ice, drinking water, towel and other similar services to Tenant, and only at hours and under regulations fixed by the Landlord. No Tenant shall employ any person or persons, other than the cleaning personnel of the Landlord for the purpose of cleaning the Premises. Tenant shall close the windows and lock the doors before leaving the Building each day.

     14. No window shades, blinds or drapes will be placed on any of the windows except with the prior written approval of the Landlord. No awnings will be allowed on any of the windows.

     15. The Landlord shall have the right to prohibit any advertising by any Tenant, which, in its opinion, tends to impair the reputation of the Building or its desirability as a building for offices for financial, insurance and other institutions and businesses of like nature, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     16. Access may be had by the Tenant to the halls, corridors, elevators and stairways, in the Building, and to the offices leased by them at any time or times during business hours on business days. During other hours access to the Building may be refused unless the person seeking admission is known to the watchman in charge, or has a pass or is properly identified. The Landlord shall in no case be liable in damages for the admission or exclusion of any person from the Building. In case of invasion, mob riot, public excitement or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

     17. Tenant agrees not to install food or drink vending machines or any other food service equipment.

     18. Each tenant has an obligation to ensure that its employees, invitees, licensees, agents and any other visitors, conduct themselves in a professional and businesslike manner. Tenant, as well as, employees and visitors of Tenant shall:

     (i)  refrain from making excessive noise in all areas of the Building;

     (ii) refrain from using inappropriate language in all common areas of the Building;

     (iii) not congregate in the common areas of the Building;

     (iv) limit the use of the restrooms to those in Tenant's employment and clients; and

     (v)  not use the Building restrooms for the changing of clothing.

     Landlord desires to maintain high standards for the Building in order to assure an environment of comfort and convenience for its tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention by its employees is reported directly to Landlord.

                                    EXHIBIT D

                                 LANDLORD'S WORK

     Landlord shall construct to building standard, a reception area, 7-8 offices, a conference room and a break room, all in accordance with plans agreed upon between Landlord and Tenant. See attached plan dated 7/16/04 and meeting minutes dated 8/30/04 that reflect agreed upon modifications to plan.